Exhibit 99.1
Wynn Resorts Announces Pricing and Upsizing of Private Offering of $600 million Aggregate Principal Amount of Wynn Resorts Finance 7.75% Senior Notes due 2025

LAS VEGAS, April 7, 2020 (BUSINESS WIRE) — Wynn Resorts, Limited (“Wynn Resorts”) (NASDAQ: WYNN) announced today the pricing by Wynn Resorts Finance, LLC (“Wynn Resorts Finance”) and its subsidiary Wynn Resorts Capital Corp. (“Wynn Resorts Capital” and, together with Wynn Resorts Finance, the “Issuers”), each an indirect wholly-owned subsidiary of Wynn Resorts, of $600 million aggregate principal amount of 7.75% Senior Notes due 2025 (the “Notes”) in a private offering. The aggregate principal amount of Notes to be issued in the offering was increased to $600 million from the previously announced $350 million.

The Notes will be guaranteed by all of Wynn Resorts Finance’s other domestic subsidiaries (collectively, the “Guarantors”) that guarantee Wynn Resorts Finance’s existing Senior Notes due 2029 (the “2029 Notes”), including Wynn Las Vegas, LLC (“Wynn Las Vegas”) and each of its subsidiaries that guarantees the existing senior notes issued by Wynn Las Vegas (the “Existing WLV Notes”). The Notes and guarantees will be senior unsecured obligations of the Issuers and the Guarantors and will rank equal in right of payment with all existing and future liabilities of the Issuers and such Guarantors that are not subordinated, including their obligations under the 2029 Notes and, with respect to Wynn Las Vegas and certain of its subsidiaries, their obligations under the Existing WLV Notes. The Notes and guarantees will be effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future secured debt (to the extent of the collateral securing such debt), including the existing senior secured credit facilities.

Wynn Resorts Finance plans to use the net proceeds from the offering for general corporate purposes and to pay related fees and expenses.

The Issuers will make the offering pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the Notes will offer the Notes only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to certain persons in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or under any state securities laws. Therefore, the Issuers may not offer or sell the Notes within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes described in this press release, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This release contains forward-looking statements, including those related to the offering of Notes and whether or not the Issuers will consummate the offering. Forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industries, the Issuers’ dependence on existing management, levels of travel, leisure and casino spending, general domestic or international economic conditions, and changes in gaming laws or regulations. Additional information concerning potential factors that could affect Wynn Resorts’ financial results is included in Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2019 and Wynn Resorts’ other periodic reports filed with the Securities and Exchange Commission. Neither Wynn Resorts nor the Issuers are under any obligation to (and expressly disclaim any such obligation to) update their forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1
SOURCE:
Wynn Resorts, Limited

CONTACT:
Vincent Zahn
702-770-7000
investorrelations@wynnresorts.com